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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


To the Directors and Unitholders of
  Northwest Ethanol, LLC



We hereby consent to the use in Pre-Effective Amendment No. Two to the Registration Statement of Northwest Ethanol, LLC on Form SB-2 of our report dated November 12, 2001 and November 28, 2001 as to Note 4 appearing in the Prospectus, which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

                                       /s/ Plante & Moran LLP

                                       PLANTE & MORAN, LLP




Southfield, Michigan
February 22, 2002